UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2251 Stern Goodman Street, Suite E, Fullerton, CA	92833
(Address of Principal Executive Offices)	(Zip Code)

(213) 273-5453

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 19, 2025, Liminatus Pharma, Inc., a Delaware corporation (the “Company”), received notices from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was no longer in compliance with the following continued listing requirements of The Nasdaq Global Market: (i) Listing Rule 5450(b)(2)(A), which requires a listed company to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 (the “MVLS Rule”) and (ii) Listing Rule 5450(b)(2)(C), which requires a listed company to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 (the “MVPHS Rule”). Under the Nasdaq rules, the Company was provided a period of 180 calendar days, or until May 18, 2026, in which to regain compliance with the MVLS Rule and MVPHS Rule.

On January 15, 2026, the Company received a notice from Nasdaq indicating that, based upon the closing bid price for the last 30 consecutive business days, the Company was no longer in compliance with Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of $1 per share (the “Bid Price Rule”). Under the Nasdaq rules, the Company was provided a period of 180 calendar days, or until July 14, 2026, in which to regain compliance with the Bid Price Rule.

On May 20, 2026, the Company received a notice from Nasdaq stating that the Company had not regained compliance with the MVLS Rule and the MVPHS Rule. Accordingly, its securities were to be delisted from The Nasdaq Global Market, unless the Company requested an appeal of the determination before the Nasdaq Hearings Panel (the “Panel”) by May 27, 2026. On May 26, 2026, the Company requested an appeal before the Panel. The hearing request resulted in a stay of any suspension or delisting action pending the hearing.

A hearing was held before the Panel on June 30, 2026 during which the Company requested a phase-down to The Nasdaq Capital Market pursuant to an exception within which to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

On July 20, 2026, the Company received a notice from Nasdaq indicating that the Company had not regained compliance with the Bid Price Rule and was not eligible for a second 180-day extension to regain compliance with the Bid Price Rule. The notice indicated that the Panel will consider this matter in their decision regarding the Company’s continued listing on Nasdaq and that the Company should present its view with respect to the additional deficiency to the Panel in writing no later than July 27, 2026. The Company submitted a written response to the Panel regarding the additional deficiency on July 27, 2026.

On July 31, 2026, the Panel notified the Company that it had determined to transfer the Company to The Nasdaq Capital Market effective August 4, 2026 and granted the Company an exception to regain compliance with the Nasdaq Listing Rules. The Panel granted the Company’s request for continued listing on Nasdaq, subject to the following conditions: (i) on or before August 7, 2026, the Company must file an application to transfer to The Nasdaq Capital Market; and (ii) on or before August 28, 2026, the Company must demonstrate compliance with Listing Rule 5550(a)(2) by achieving a $1.00 closing bid price for at least ten (10) consecutive trading days.

On August 3, 2026, the Company’s Board of Directors (the “Board”) approved the a reverse stock split at a ratio of 1-for-50 (see Item 3.03 of this Current Report). On August 4, 2026, the Company submitted an application to transfer to The Nasdaq Capital Market. On August 12, 2026, the Panel notified the Company that it granted a brief extension to demonstrate compliance with Listing Rule 5550(a)(2) by September 3, 2026. Further, the Panel has notified the Company that, as part of the phase-down to The Nasdaq Capital Market, the Company had regained compliance with (i) the stockholders’ equity rule, which satisfied the alternative to the MVLS requirement, and (ii) the MVPHS requirement.

The Company expects that following the effectiveness of the Reverse Stock Split (as defined below), the Company will regain compliance with Listing Rule 5550(a)(2); however, there can be no assurance that the Company will be able to regain compliance within the prescribed time period.

Item 3.03 Material Modification to Rights of Security Holders.

On August 18, 2026, the Company filed an amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an effective time of 4:01 p.m., Eastern Time, on August 20, 2026. At its annual meeting of stockholders held on August 3, 2026, the stockholders of the Company approved a proposal to authorize the Board, at its discretion, to approve a reverse stock split of the Common Stock at a ratio of up to 1-for-50 shares, with such ratio to be determined by the Board, for the primary purpose of meeting the minimum bid price and other quantitative requirements for the Company’s listing on Nasdaq. On August 3, 2026, the Board approved the Reverse Stock Split at a ratio of 1-for-50. The Company’s Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market under the Company’s existing trading symbol “LIMN,” at the market open on August 21, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 53271X 207.

At the effective time of the Reverse Stock Split, every 50 issued and outstanding shares of Common Stock will be automatically combined into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares will have such shares rounded up to the nearest whole share, and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of Common Stock or preferred stock. Each stockholder’s proportionate ownership interest in the Company and any proportional voting power will remain unchanged (except for nominal adjustments resulting from the treatment of fractional shares). If the Reverse Stock Split were implemented as of July 2, 2026, the total number of outstanding shares would be reduced proportionately from 67,160,362 to approximately 1,343,208. Proportionate adjustments will be made to the number of shares underlying the Company’s outstanding equity awards and to the exercise or conversion prices of such instruments. Similar adjustments will be made to outstanding warrants and other convertible securities. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Stockholders holding their shares in book-entry form or through a bank, broker or other nominee will have their holdings automatically adjusted to reflect the Reverse Stock Split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company, who will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On August 18, 2026, the Company issued a press release announcing that the Board approved a ratio of a 1-for-50 with respect to the Reverse Stock Split. The Company expects that the Reverse Stock Split will become effective at the close of trading on August 20, 2026; however, the Board retains discretion to delay or abandon the Reverse Stock Split. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release may contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Liminatus Pharma, Inc.
99.1	Press Release issued by Liminatus Pharma, Inc. on August 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2026	LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer